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                                                                  EXHIBIT 10.105

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
                               OF JAMES A. STROUD

This fourth amendment (the "Amendment") to the Amended and Restated Employment Agreement of James A. Stroud is entered into effective as of January 16, 2003, by and between Capital Senior Living Corporation (the "Company") and James A. Stroud ("Employee").

WHEREAS, the Company and Employee entered into the Amended and Restated Employment Agreement dated October 8, 1997, as amended on March 22, 1999, May 31, 1999, and November 8, 2000, (the "Employment Agreement"), and

WHEREAS, the Company and Employee desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The first phrase of the second sentence of Paragraph 1(B) that reads, "In such capacity, Employee shall report to the Board of Directors of CSL" shall be deleted, and the following substituted in its place: "In such capacity, Employee shall have the duties specified for such position in the CSL Bylaws in effect from time to time and shall report to the Chief Executive Officer of CSL and to the CSL Board of Directors."

IN WITNESS WHEREOF, this Amendment has been duly executed on the 17th day of January, 2003.

                                    COMPANY: CAPITAL SENIOR LIVING CORPORATION

                                    By: /s/ Lawrence A. Cohen
                                        --------------------------------------


                                    EMPLOYEE:

                                    By: /s/ James A. Stroud
                                       ---------------------------------------
                                            James A. Stroud